Exhibit 3.6

THE REPUBLIC OF LIBERIA
MINISTRY OF FOREIGN AFFAIRS

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CERTIFICATE OF INCORPORATION
BUSINESS CORPORATION ACT 1977
THE ASSOCIATIONS LAW, TITLE 5, AS AMENDED, OF THE LIBERIAN CODE OF LAWS REVISED

I HEREBY CERTIFY that all conditions precedent required to he performed by the incorporators have been complied with and that

DINGLE BARGES INC.
Registration Number C-110399

has been incorporated and commenced legal existence as a Liberian Nonresident Domestic Corporation upon filing of the Articles of Incorporation endorsed in accordance with Section 4.7 of the Business Corporation Act on this

31st day of July, 2007

WITNESS my hand and the official seal of the Ministry of Foreign Affairs this 31st day of July, 2007.

/s/
By Order of the Minister of Foreign Affairs

SEAL

/s/
Deputy Registrar of Corporations

TRANSFER OF SUBSCRIPTION

1, A. Abedje, subscriber to and incorporator of

DINGLE BARGES INC.

a corporation (hereinafter,1 called the "Corporation") incorporated under the Business Corporation Act 1977, The Associations Law, Title 5, as amended, of the Liberian Code of Law Revised of the Republic of Liberia, on July 31, 2007 with Registration Number C-110399 have sold, assigned and transferred, and by these presents do sell, assign and transfer for value received, to

(hereinafter called the Transferee) all my rights, title and interest as an individual subscriber to, or resulting from my subscription to the capital stock of, the Corporation to the extent of One (1) share(s) (hereinafter called the "Incorporator's Share") of the common stock of the Corporation, and I request the Corporation to issue a certificate for the Incorporator's Share to and in the name of the Transferee or his nominee, and I do hereby authorize, empower and direct the Secretary of the Corporation to register this transfer on the books of the Corporation effective as of July 31, 2007.

GIVEN UNDER my hand on July 31, 2007.

/s/ A. Abedje

In the presence of:

/s/

REPUBLIC OF LIBERIA

Business Corporation Act 1977
The Associations Law, Title 5, as Amended, of the Liberian Code of Laws Revised

ARTICLES OF INCORPORATION
OF
DINGLE BARGES INC.
(A Nonresident Domestic Corporation)
Registration Number C-110399

Incorporated on the 31st day of July, 2007

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The LISCR Trust Company
80 Broad Street
Monrovia
Liberia

REPUBLIC OF LIBERIA

BUSINESS CORPORATION ACT 1977
THE ASSOCIATIONS LAW, TITLE 5, AS AMENDED, OF THE LIBERIAN CODE OF LAWS REVISED

ARTICLES OF INCORPORATION
OF
DINGLE BARGES INC.
(a Nonresident Domestic Corporation)
Registration Number C-119399

REPUBLIC OF LIBERIA

MINISTRY OF FOREIGN
AFFAIRS

Filed

on

this 31st day of July, 2007

/s/
By Order or the Minister of Foreign Affairs

/s/
Deputy Registrar of Corporations

ARTICLES OF INCORPORATION

OF

DINGLE BARGES INC.

REGISTRATION NUMBER C-110399

INCORPORATED UNDER

THE LIBERIAN BUSINESS CORPORATION ACT 1977

THE REPUBLIC OF LIBERIA
Business Corporation Act 1977
The Associations Law, Title 5, as Amended, of the Liberian Code of Laws Revised

ARTICLES OF INCORPORATION

Of

DINGLE BARGES INC.

The undersigned, for the purpose of incorporating a nonresident domestic corporation in accordance with the provisions of the Business Corporation Act of the Republic of I .iberia, does hereby make, subscribe, acknowledge and file in the Office of the Minister of Foreign Affairs this instrument for that purpose, as follows:

A.	The name of the Corporation shall be:

DINGLE BARGES INC.

B.
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Business Corporation Act and without in any way limiting the generality of the foregoing, the Corporation shall have the power:

(1)
To purchase or otherwise acquire, own, use, operate, pledge, hypothecate, mortgage, lease, charter, sub-charter, sell, build, and repair steamships, motorships, tankers, whaling vessels, sailing vessels, tugs, lighters, barges, seaplanes, submersible craft, offshore installations and service craft, rocket launching platforms, non-displacement vessels and all other vessels and craft of any and all means of conveyance and transportation by land, water or air, together with engines, boilers, machinery, equipment and appurtenances of all kinds, including masts, sails, boats, anchors, cables, tackle, furniture and all other necessities thereunto appertaining and belonging, together with all materials, articles, tools, equipment and appliances necessary, suitable or convenient for the construction, use and operation thereof; and to equip, furnish, and outfit such vessels and ships;

(2)
To engage in ocean, coastwise and inland commerce, and generally in the carriage of passengers, mail, freight, goods, cargo in bulk and personal effects by water between the various ports of the world and to engage generally in waterborne commerce;

(3)
To purchase or otherwise acquire, own, use, operate, lease, build, repair, sell or in any manner dispose of docks, piers, quays, wharves, dry docks, warehouses and storage facilities of all kinds, and any property, real, personal and mixed, in connection therewith;

(4)
To Act as ship's husband, ship brokers, custom house brokers, ship's agents, manager of shipping property, freight contractors, forwarding agents, warehousemen, wharfiTlgers, ship chandlers, and general traders.

C.	The registered address of the Corporation in Liberia shall be 80 Broad Street, Monrovia, Liberia. The name of the Corporation's registered agent at such address shall be The I.ISCR Trust Company.

D.	The aggregate number of shares of stock that the Corporation is authorized to issue is Five Hundred (500) registered and/or bearer shares without par value.

The Corporation shall mail notices and information to a holder of bearer shares to the address provided to the Corporation by the shareholder for that purpose.

On the request of the holder of hearer shares and the surrender to the Corporation of the share certificate in respect of those shares, the shares shall be exchanged for a like number of registered shares and the name of the shareholder shall be entered in the share register of the Corporation and a new certificate shall be issued to the shareholder in his name and the exchange shall be entered in the share register of the Corporation.

On the request of the owner of shares registered in his name in the share register of the Corporation and the surrender to the Corporation of the share certificate in his name in respect of those shares, the shares shall be exchanged for a like number of bearer shares and a new certificate shall be issued to bearer and the exchange shall be entered in the share register of the Corporation.

E.	The Corporation shall have every power which a corporation now or hereafter organized under the Business Corporation Act may have.

F.	The name and mailing address of each incorporator and subscriber of these Articles of Incorporation and the number of shares of stock subscribed by each incorporator is:

Name	Postal Address	Number of shares of Common Stock Subscribed
A. Abedje	80 Broad Street Monrovia Liberia	1
G.	The number of directors constituting the initial Hoard of Directors of the Corporation is three (3).

H.	The Board of Directors as well as the Shareholders of the Corporation shall have the authority to adopt, amend or repeal the bylaws of the Corporation.

I.	Corporate existence shall begin upon filing these Articles of Incorporation with the Minister of Foreign Affairs as of the filing date stated on these Articles.

IN WITNESS WIIEREOF, I have executed this instrument on this 31st day of July, 2007

/s/ A. Abedje
A. Abedje

$12.00 Revenue Stamps on Original

On the 31st day of July, 2007 before me personally came A. Abedje to me known and known to me to be the individual described in and who executed the foregoing instrument and who duly acknowledged to me that the execution thereof was that person's act and deed.

/s/ D. Pascoe
D. Pascoe

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THE LISCR TRUST COMPANY
80 Broad Street
Monrovia, Liberia

The LISCR Trust Company hereby accepts the appointment with effect from the 31st day of July, 2007 as Registered Agent, in accordance with the provisions of Chapter 3 of the Business Corporation Act 1977, The Associations Law, Title 5, as Amended, of the Liberian Code of Laws Revised, for

DINGLE BARGES INC.

Registration Number: C-110399

and hereby certifies that the office of The LISCR Trust Company is located at 80 Broad Street: City of Monrovia, County of Montserrado, Republic of Liberia.

Dated this 31st day of July, 2007

For and on behalf of THE LISCR TRUST COMPANY

/s/ Joseph Keller
JOSEPH KELLER General Manager